Exhibit 10.15

Power of Attorney Agreement on Shareholder’s Voting Rights

The Power of Attorney Agreement on Shareholder’s Voting Rights (the “Agreement”) was made and entered into by and between the following parties (the “Parties to the Agreement” or the “Parties”) in Shanghai, the People’s Republic of China (the “PRC”) on June 24, 2020:

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海）有限公司)

Unified social credit code: 91310115677860926H

Registered Address: 939 Haixu Road, Pudong New Area, Shanghai

Legal representative: Zhou Xuelin

Party B:

Zhou Xuelin

ID Card No.: 321002196502131218

Domicile: Unit 8-2102, Shengshi Nianhua, Lane 100, Yushan Road, Pudong New Area, Shanghai

Jiangsu Yunxuetang Network Technology Co., Ltd.

Unified social credit code: 913205055884208494

Domicile: 20/F, Building 2, 209 Zhuyuan Road, Suzhou New District, Suzhou

Legal representative: Lu Xiaoyan

Party C: Shanghai Fenghe Communications Company Ltd.

Unified social credit code: 913101146678315231

Registered address: Room 4D66, 1611 Cao’an Road, Jiading District, Shanghai

Legal representative: Zhou Xuelin

Whereas:

1.	Party A is a wholly foreign-owned enterprise incorporated and existing under the laws of the PRC.

2.	Party C is a limited liability company incorporated and existing under the laws of the PRC.

3.

In accordance with the Equity Transfer Agreement made and entered into by and between Zhou Xuelin, Ma Ying, Jiangsu Yunxuetang Network Technology Co., Ltd. and Party C on June 24, 2020, Jiangsu Yunxuetang Network Technology Co., Ltd. acquired 60% of the total equity of Party C held by Zhou Xuelin and Ma Ying, and Party B (“the Authorizing Parties”) directly held all the equity of Party C (“the Equity”) upon the completion of the aforesaid equity transfer, in which, Zhou Xuelin held 40% of the equity of Party C, Jiangsu Yunxuetang Network Technology Co., Ltd. held 60% of the equity of Party C.

4.

Party A and Party C entered into the Exclusive Technical Consulting and Service Agreement on June 24, 2020. The Parties entered into the Exclusive Stock Option Agreement and Equity Pledge Agreement on June 24, 2020 (The Exclusive Technical Consulting and Service Agreement, Exclusive Stock Option Agreement and Equity Pledge Agreement and this Agreement are collectively referred to as the “Control Agreements” herein).

5.

To ensure each of Party B and Party C performs their obligations and commitments under the Exclusive Technical and Consulting and Service Agreement, Exclusive Stock Option Agreement, and Equity Pledge Agreement, Party A has required Party B, and Party B has agreed to authorize Party A or the third party designated by Party A to exercise any and all of its shareholder rights as a shareholder of Party C under this Agreement.

Therefore, the Parties hereto agree as follows:

Article 1 Entrusted Rights

1.1

To the fullest extent permitted by law, each Authorizing Party hereby irrevocably entrusts and authorizes Party A or the person designated by Party A (the “Trustee”) to exercise all and any shareholder rights (the “Entrusted Rights”) entitled to each Authorizing Party as a shareholder of Party C under the laws of the PRC and the Articles of Association of Party C, including but not limited to the following:

(1)	To propose the convening of general meetings and to accept any notice of the convening and procedures of general meetings;

(2)	To attend the general meetings of the Company and sign the resolutions of the general meetings on behalf of each Authorizing Party;

(3)

To exercise the voting rights of the shareholders of the Company, including but not limited to deciding on the Company’s operating policies and investment plans, reviewing and approving the Company’s annual financial budget plans and final accounting plans, reviewing and approving the Company’s profit distribution plans and loss compensation plans, making decisions on increasing or reducing the Company’s registered capital, amending the Articles of Association, etc.;

(4)	To decide on the sales, transfer, pledge or otherwise disposal of all or any part of the equity of each Authorizing Party;

(5)

To designate and appoint the chairman, director, supervisor, general manager, chief financial officer and other senior executives of the Company as the authorized representative of each Authorizing Party at the general meeting of the Company;

(6)	To obtain the information about the operations, customers, financial status and employees of the Company, and have the right to access other materials related to the Company; and

(7)	To execute shareholder resolutions and any other documents required to be executed in the name of shareholders in connection with the exercise of the above rights.

1.2

Each Authorizing Party hereby acknowledges that it will be liable for any and all liabilities arising out of or in connection with the exercise of the entrusted rights by the Trustee, except in the case of the Trustee’s willful or gross negligence in violation of laws.

1.3

Each Authorizing Party hereby acknowledges that the Trustee is not required to seek the opinion or consent of any Authorizing Party in any case when exercising the entrusted rights. All acts performed by the Trustee in exercising the entrusted rights shall be deemed those of each Authorizing Party, and all documents signed by the Trustee shall be deemed signed by each Authorizing Party, which shall be irrevocably recognized by each Authorizing Party herein.

1.4

Each Authorizing Party shall provide full assistance for the Trustee’s exercise of the Entrusted Rights, including but not limited to signing the general meeting resolution or other relevant legal documents in a timely manner when necessary (including to meet the requirements for documents required for the approval, registration and record by the governmental authorities). Each Authorizing Party hereby acknowledges that its undertaking under Article 1.4 will not limit the authorization it may grant to the Trustee in respect of the entrusted rights.

1.5

All the authorization agreements issued by each Authorizing Party prior to the date of this Agreement in relation to any of the Equity of Party C held by the Authorizing Party are irrevocably revoked, and each Authorizing Party hereby warrants that it will not issue any additional authorization documents for any of the Equity of Party C it holds. This Agreement and any power, right or benefit granted by it in connection with the Equity of Party C are irrevocable.

Article 2 Information Rights

In order to exercise the entrusted rights, the Trustee shall have the right to obtain information related to the operation, customers, financial status and employees of Party C, and to access other relevant materials of Party C. Such information rights shall be the same as the rights of shareholders of Party C to access Party C’s information. Party C shall provide sufficient facilities for this purpose and shall not create any obstacles of any kind under any circumstances.

Article 3 Sub-entrustment and Succession of Power

3.1

The Authorizing Parties and Party C irrevocably agree that Party A shall have the right to assign and delegate the rights granted to Party A by the Authorizing Parties under Article 1 and Article 2 of this Agreement to Party A’s directors or other persons designated by Party A without prior notice to or consent of the Authorizing Parties. The directors authorized by Party A or other persons designated by Party A shall be deemed to be the trustees under this Agreement and shall enjoy all the rights stipulated in Article 1 and Article 2 hereof. Party A shall have the right to replace such designated person at any time.

3.2

Each Authorizing Party irrevocably agrees that the successor or liquidator who inherits any relevant civil rights due to the division, merger or liquidation of Party A shall have the right to exercise all rights hereunder in place of Party A.

Article 4 Representations and Warranties of the Authorizing Parties

4.1

Each Authorizing Party has the power, right, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement, when executed, shall constitute a legal, valid and binding obligation on it and shall be enforceable in accordance with its terms.

4.2

Neither the execution and delivery of this Agreement nor the performance of the obligations of the Authorized Parties under this Agreement will: (i) violate any applicable Chinese laws or regulations; (ii) contravene the articles of association or other constitutional documents of Party C; (iii) result in a breach of any contract or document to which it is a Party or binding on it or constitute a breach of any contract or document to which it is a Party or binding on it; (iv) result in the breach of any license or approval granted by the governmental authorities to it; or (v) result in termination or cancellation or imposition of additional conditions of any license or approval granted by the governmental authorities to it.

4.3	There is no litigation, arbitration or other judicial or administrative proceedings pending or threatened which may materially affect the performance of this Agreement.

4.4	The Authorizing Parties have disclosed to Party A all the circumstances which may materially and adversely affect the performance of this Agreement.

4.5

The entrusted rights granted by the Authorizing Parties to Party A are exclusive. The Authorizing Parties did not grant the same or similar entrusted rights to other third parties in any other way prior to or upon the granting of the entrusted rights to Party A.

Article 5 Presentations and Guarantees of Party C

5.1	Party C is a limited liability company incorporated and existing under the laws of the PRC.

5.2	Party C has obtained all necessary and appropriate approvals and authorizations to enter into and perform this Agreement.

5.3

Party C shall strictly comply with the terms of this Agreement, perform its responsibilities under this Agreement and refrain from any act or omission that may affect the validity and enforceability of this Agreement.

Article 6 Notice

6.1

All notices given by the Parties to the Agreement for the performance of their rights and obligations under the Agreement shall be made in writing and delivered by personal delivery, registered mail, prepaid mail or approved courier service to the Parties concerned or each party at the following address or such other address as a party may from time to time notify the other parties in writing.

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海 ）有限公司)

Address: 25/F, Shimao Building, 55 Weifang West Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

Party B:

Zhou Xuelin

Address: Unit 8-2102, Shengshi Nianhua, Lane 100, Yushan Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

Jiangsu Yunxuetang Network Technology Co., Ltd.

Address: 20/F, Building 2, 209 Zhuyuan Road, Suzhou New District, Suzhou

Tel.: 15850229266

Attn: Qian Zhen

Party C: Shanghai Fenghe Communications Company Ltd.

Address: 25/F, Shimao Building, 55 Weifang West Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

6.2	Notices and letters shall be deemed to have been served:

(a) on the date of receipt if delivered by personal delivery or courier service;

(b) on the fifteenth (15) day after the date on the registered mail return receipt if delivered by registered mail.

Article 7 Governing Laws and Dispute Resolution

7.1	Governing Laws

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

7.2	Arbitration

In case the Parties have any dispute concerning the interpretation and performance of the stipulations of this Agreement, the Parties shall consult in good faith to resolve such dispute. If the consultation fails, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (“Shanghai International Arbitration Center”) for arbitration in accordance with its arbitration rules in force at that time. The place of arbitration shall be Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties. This Article shall not be affected by the termination or cancellation of this Agreement.

7.3	Continued performance

Except for the matters in dispute, the Parties shall continue to perform their respective obligations in accordance with the stipulations of this Agreement in good faith.

Article 8 Confidentiality

8.1	Confidential information

The Parties acknowledge and confirm that the existence of this Agreement, the terms of this Agreement and any oral or written information exchanged with each other in connection with the preparation or performance of this Agreement shall be considered confidential information. Each party shall keep confidential of such confidential information. Any party shall not disclose any confidential information to any third party except with the prior written consent of other parties. This Article shall survive the termination of this Agreement.

8.2	Exception

Where disclosure of confidential information is required by law, court judgments, arbitral awards, or decisions of the governmental authorities, such disclosure shall not be deemed a violation of Article 8.1 above.

Article 9 Breach

Unless as otherwise provided in this Agreement, if any party fails to perform in full or suspends the performance of its obligations under this Agreement and fails to rectify such actions within thirty (30) days from the date of receipt of notice from the other parties, or any representation and warranty made by it under this Agreement is false, inaccurate or misleading, it shall be deemed in breach of this Agreement.

If any party breaches this Agreement or any of its representations and warranties made herein, the non-breaching party may notify the breaching party in writing and require it to correct the breach within ten (10) days from the date of receipt of the notice, take corresponding measures to effectively and timely avoid damages and continue to perform this Agreement. In case of any damage, the breaching party shall compensate the non-breaching party, so as to enable the non-breaching party to obtain all rights and interests it is entitled to upon the performance of this Agreement.

If each party breaches this Agreement, the amount of compensation to be paid shall be determined according to the extent of the breach.

Article 10 Effectiveness and Term of the Agreement

This Agreement shall be effective and enforceable on the first day of execution. This Agreement shall remain in force for ten (10) years unless the Control Agreements are terminated early for any reason or the Authorizing Parties cease to be shareholders of Party C. Upon the expiration of this Agreement, if requested by Party A in writing, the Parties shall extend the term of this Agreement according to Party A’s request.

During the term of this Agreement, neither the Authorizing Parties nor Party C shall have the right to require early termination of this Agreement in any way. Party A shall have the right to terminate the Agreement at any time for convenience for any reason upon ten (10) business days’ prior written notice to each of the Authorizing Parties and Party C.

Article 11 Miscellaneous

11.1	Entire agreement

This Agreement constitutes the entire agreement between the Parties with respect to the matters covered herein. In case there is any inconsistency between the prior discussions, consultations and agreements and this Agreement, this Agreement shall prevail. This Agreement shall be amended by the Parties in writing.

11.2	Language and text

This Agreement shall be done in quadruplicate in Chinese, with each party holding such one (1) duplicate as shall have the equal legal effect.

11.3	Effectiveness of this Agreement

This Agreement shall be binding on each of the Authorizing Parties and their respective inheritors, successors, agents, all the officers, directors and permitted assignees.

11.4	Severability

If one or more stipulations of this Agreement are held invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining stipulations of this Agreement shall not be affected or prejudiced in any way. The Parties shall seek to replace the invalid, illegal or unenforceable stipulations with those which are legally permissible and effective to the fullest extent permitted by law and the intent of the Parties in good faith, provided that the economic effects of such effective stipulations shall be as close as possible to those of ineffective, illegal or unenforceable stipulations.

11.5	No waiver

A waiver by a party of its right to pursue a breach of this Agreement by another party under certain circumstances shall not be deemed a waiver of a similar breach of this Agreement by another party under other circumstances.

11.6	Amendment of this Agreement

The Parties may amend or supplement this Agreement through a written agreement. The written amendments and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the equal legal effect as this Agreement.

(No text below on this page)

(No text on this page, which is the signature page of Power of Attorney Agreement on Shareholder’s Voting Rights)

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海）有限公司)

(Seal)

/s/ Zhou Xuelin

Legal representative: Zhou Xuelin (Signature)

Signature page of Power of Attorney Agreement on Shareholder’s Voting Rights

(No text on this page, which is the signature page of Power of Attorney Agreement on Shareholder’s Voting Rights)

Party B:

/s/ Zhou Xuelin

Zhou Xuelin (Signature)

Signature page of Power of Attorney Agreement on Shareholder’s Voting Rights

(No text on this page, which is the signature page of Power of Attorney Agreement on Shareholder’s Voting Rights)

Party B: Jiangsu Yunxuetang Network Technology Co., Ltd. (Seal)

/s/ Lu Xiaoyan
Legal representative: Lu Xiaoyan (Signature)

Signature page of Power of Attorney Agreement on Shareholder’s Voting Rights

(No text on this page, which is the signature page of Power of Attorney Agreement on Shareholder’s Voting Rights)

Party C: Shanghai Fenghe Communications Company Ltd. (Seal)

/s/ Zhou Xuelin
Legal representative: Zhou Xuelin (Signature)

Signature page of Power of Attorney Agreement on Shareholder’s Voting Rights